EXHIBIT 32.1

                           CERTIFICATIONS PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the quarterly report of National Residential Properties, Inc. (the "COMPANY") on Form 10-QSB/A for the period ended March 31, 2005 as filed with the SEC on the date hereof (the "REPORT"), each of the undersigned hereby certifies, in his capacity as an officer of the Company, for purposes of 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

         (1)      The Report fully complies with the requirements of Section 13
                  (a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  June 27, 2005                             By: /s/ RICHARD ASTROM
                                                     -------------------------
                                                     Richard Astrom
                                                     Chief Executive Officer





Date:  June 27, 2005                             By: /s/ CHRISTOPHER ASTROM
                                                     -------------------------
                                                     Christopher Astrom
                                                     Chief Financial Officer